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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                      December 9, 1996 (December 6, 1996)


                       ROCKWELL INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)


    Delaware                      1-12383                   25-1797617
(State or other jurisdiction   (Commission    (IRS Employer Identification No.)
of incorporation)               File Number)


2201 Seal Beach Boulevard, Seal Beach, California       90740-8250
    (Address of principal executive offices)            (Zip code)



Registrant's telephone number, including area code:          (412) 565-4090
                                                      (Office of the Secretary)


                     NEW ROCKWELL INTERNATIONAL CORPORATION
         (Former name or former address, if changed since last report)




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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

         On December 6, 1996, the tax-free reorganization in which the Aerospace and Defense businesses of Rockwell International Corporation ("Oldco") were acquired by The Boeing Company ("Boeing") pursuant to the Agreement and Plan of Merger dated as of July 31, 1996 among Oldco, Boeing and Boeing NA, Inc., a wholly-owned subsidiary of Boeing ("Merger Sub"), was consummated. In the reorganization, Oldco's Automation, Avionics & Communications, Semiconductor Systems and Automotive businesses were contributed to Registrant, which retains the name "Rockwell International Corporation", or to one or more wholly-owned subsidiaries of Oldco which became wholly-owned operating subsidiaries of Registrant, and all outstanding shares of Registrant were distributed on a share-for-share basis to holders of record of Oldco shares at the close of business on December 6, 1996. "When-issued" trading in common stock of Registrant commenced on the New York Stock Exchange on December 2, 1996. The trading symbol of Registrant will remain "ROK".

         Boeing acquired Oldco's Aerospace and Defense businesses by means of a merger (the "Merger") of Merger Sub with Oldco, in which Oldco survived and was renamed Boeing North American, Inc. Pursuant to the Merger, holders of Oldco shares are entitled to receive .042 of a share of Boeing common stock for each Oldco share owned on December 6, 1996 and cash in lieu of fractional shares, upon surrender of their Oldco share certificates.

         The reorganization, which is more fully described in Registrant's Proxy Statement-Prospectus (the "Proxy Statement-Prospectus") dated October 29, 1996 (Registration No. 333-14969), was approved by Oldco shareowners at a Special Meeting of Shareowners held on December 4, 1996. The historical financial statements of Oldco contained in the Proxy Statement-Prospectus have become the financial statements of Registrant.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         ROCKWELL INTERNATIONAL CORPORATION
                                                               (Registrant)

                                         By   /s/ William J. Calise, Jr.
                                              William J. Calise, Jr.
                                              Senior Vice President, General
                                              Counsel and Secretary

Dated:  December 9, 1996